Exhibit 99.1

ON Semiconductor Reports Fourth Quarter and

2020 Annual Results

PHOENIX, Ariz. – Feb. 1, 2021 – ON Semiconductor Corporation (Nasdaq: ON) today announced financial results for the fourth quarter of 2020 and the fiscal year 2020 with the following highlights:

•	Fourth Quarter revenue of $1,446.3 million, up three percent year-over-year

•	Fourth Quarter GAAP diluted earnings per share of $0.21 as compared to $0.14 in the quarter a year ago

•	Fourth Quarter Non-GAAP diluted earnings per share of $0.35, as compared to $0.30 in the quarter a year ago

•	Record automotive revenue of $491 million in the fourth quarter

•	Annual 2020 operating cash flow increased to $884.3 million from $694.7 million in 2019 on a 5 percent lower revenue

•	Annual 2020 free cash flow increased to $500.7 million, from $160.1 million in 2019

“In the fourth quarter, we saw strong improvement in business trends driven by broad-based improvement in global macroeconomic environment, lean inventories, and a steep recovery in the automotive end-market, in which we continue to see our content growth exceed the overall automotive market growth. Based on current demand trends and the global macroeconomic outlook, we expect to continue to see above seasonal demand trends in the near term,” said Hassane El-Khoury, president and CEO of ON Semiconductor.

“ON Semiconductor has tremendous potential, and I am excited about the opportunities we have to unlock that potential and create value for our shareholders, customers, and employees. The company has outstanding assets, targeting the fastest growing semiconductor end-markets with solid margin potential. As we reposition the company, we aim to realign capital allocation and investments in the business with our strategic intent of driving strong revenue growth, structural margin expansion, and free cash flow generation.”

Fourth Quarter Results (GAAP)

(in millions, except per share data)	4Q 2020	4Q 2019	Year-Over- Year Change	3Q 2020	Sequential Change
Revenue	$1,446.3	$1,401.8	3%	$1,317.3	10%
Gross Profit	$497.6	$485.7	2%	$441.2	13%
Operating Income	$168.0	$138.9	21%	$119.0	41%
Net Income Attributable to ON Semiconductor Corporation	$89.0	$56.5	58%	$160.6	(45)%
Diluted Earnings Per Share	$0.21	$0.14	50%	$0.38	(45)%
Diluted Shares Outstanding	431.6	418.2	3%	418.3	3%

Fourth Quarter Results (Non-GAAP)

(in millions, except per share data)	4Q 2020	4Q 2019	Year-Over- Year Change	3Q 2020	Sequential Change
Revenue	$1,446.3	$1,401.8	3%	$1,317.3	10%
Gross Profit	$497.6	$485.7	2%	$441.2	13%
Operating Income	$205.2	$172.1	19%	$157.6	30%
Net Income Attributable to ON Semiconductor Corporation	$147.1	$124.3	18%	$111.8	32%
Diluted Earnings Per Share	$0.35	$0.30	17%	$0.27	30%
Diluted Shares Outstanding	416.8	413.1	1%	412.6	1%

Fourth Quarter Key Cash Flow Items

(in millions)	4Q 2020	4Q 2019	Year-Over- Year Change	3Q 2020	Sequential Change
Cash Taxes, net of indemnification	$22.6	$16.7	35%	$14.4	57%
Operating Cash Flow	$400.4	$91.7	337%	$163.4	145%
Free Cash Flow	$284.0	($20.7)	1,472%	$101.8	179%

FIRST QUARTER 2021 OUTLOOK

Based on product booking trends, backlog levels, and estimated turns levels, the Company anticipates that first quarter of 2021 revenue will be approximately $1,410 to $1,510 million.

GAAP and non-GAAP gross margin for first quarter 2021 is expected to be between 34.1 percent and 36.1 percent.

The outlook for the first quarter of 2021 includes anticipated stock-based compensation expense of approximately $15 to $17 million. Net cash paid for income taxes is expected to be $18 to $24 million.

The following table outlines ON Semiconductor’s projected first quarter of 2021 GAAP and non-GAAP outlook.

	Total ON Semiconductor GAAP	Special Items***	Total ON Semiconductor Non-GAAP****
Revenue	$1,410 to $1,510 million		$1,410 to $1,510 million
Gross Margin	34.1% to 36.1%		34.1% to 36.1%
Operating Expenses	$345 to $363 million	$32 to $36 million	$313 to $327 million
Other Income and Expense (including interest expense), net	$34 to $37 million	$4 to $5 million	$30 to $32 million
Diluted Share Count **	438 to 439 million	7 to 8 million	431 million

*	Convertible Notes, Non-cash Interest Expense is calculated pursuant to FASB’s Accounting Standards Codification Topic 470: Debt.

**

Diluted shares outstanding can vary as a result of, among other things, the actual exercise of options or vesting of restricted stock units, the incremental dilutive shares from the Company’s convertible senior subordinated notes, and the repurchase or the issuance of stock or convertible notes or the sale of treasury shares. In periods in which the quarterly average stock price per share exceeds $25.96, the non-GAAP diluted shares outstanding and non-GAAP net income per share include the impact of the Company’s warrants issued concurrently with our 1.00% convertible notes. In periods when the quarterly average stock price per share exceeds $20.72, the non-GAAP diluted shares outstanding and non-GAAP net income per share include the impact of the Company’s hedge transactions issued concurrently with the 1.625% convertible notes. At an average stock price per share between $20.72 and $30.70, the hedging activity offsets the potentially dilutive effect of the 1.625% convertible notes. Both GAAP and non-GAAP diluted share counts are based on the Company’s stock price as of December 31, 2020.

***

Special items may include: amortization of acquisition-related intangibles; expensing of appraised inventory fair market value step-up; purchased in-process research and development expenses; restructuring, asset impairments and other, net; goodwill impairment charges; gains and losses on debt prepayment; non-cash interest expense; actuarial (gains) losses on pension plans and other pension benefits; and certain other special items, as necessary. These special items are out of our control and could change significantly from period to period. As a result, we are not able to reasonably estimate and separately present the individual impact or probable significance of these special items, and we are similarly unable to provide a reconciliation of the non-GAAP measures. The reconciliation that is unavailable would include a forward-looking income statement, balance sheet and statement of cash flows in accordance with GAAP. For this reason, we use a projected range of the aggregate amount of special items in order to calculate our projected non-GAAP operating expense outlook.

****

We believe these non-GAAP measures provide important supplemental information to investors. We use these measures, together with GAAP measures, for internal managerial purposes and as a means to evaluate period-to-period comparisons. However, we do not, and you should not, rely on non-GAAP financial measures alone as measures of our performance. We believe that non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when taken together with GAAP results and the reconciliations to corresponding GAAP financial measures that we also provide in our releases, provide a more complete understanding of factors and trends affecting our business. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures, even if they have similar names.

TELECONFERENCE

ON Semiconductor will host a conference call for the financial community at 9 a.m. Eastern Time (EST) on Feb. 1, 2021 to discuss this announcement and ON Semiconductor’s results for the fourth quarter of 2020 and year then ended. The Company will also provide a real-time audio webcast of the teleconference on the Investor Relations page of its website at http://www.onsemi.com. The webcast replay will be available at this site approximately one hour following the live broadcast and will continue to be available for approximately 30 days following the conference call. Investors and interested parties can also access the conference call through a telephone call by dialing (877) 356-3762 (U.S./Canada) or (262) 558-6155 (International). In order to join this conference call, you will be required to provide the Conference ID Number, which is 3795935.

About ON Semiconductor

ON Semiconductor (Nasdaq: ON) is driving energy efficient innovations, empowering customers to reduce global energy use. The Company is a leading supplier of semiconductor-based solutions, offering a comprehensive portfolio of energy efficient power management, analog, sensors, logic, timing, connectivity, discrete, SoC and custom devices. The Company’s products help engineers solve their unique design challenges in automotive, communications, computing, consumer, industrial, medical, aerospace and defense applications. ON Semiconductor operates a responsive, reliable, world-class supply chain and quality program, a robust compliance and ethics program and a network of manufacturing facilities, sales offices and design centers in key markets throughout North America, Europe and the Asia Pacific regions. For more information, visit http://www.onsemi.com.

# # #

ON Semiconductor and the ON Semiconductor logo are registered trademarks of Semiconductor Components Industries, LLC. All other brand and product names appearing in this document are registered trademarks or trademarks of their respective holders. Although the Company references its website in this news release, information on the website is not to be incorporated herein.

Kris Pugsley	Parag Agarwal
Corporate/Media Communications	Vice President - Investor Relations & Corporate Development
ON Semiconductor	ON Semiconductor
(312) 909-0661	(602) 244-3437
kris.pugsley@onsemi.com	investor@onsemi.com

This document includes “forward-looking statements,” as that term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included or incorporated in this document could be deemed forward-looking statements, particularly statements about the future financial performance of ON Semiconductor, including financial guidance for the year ending December 31, 2021. Forward-looking statements are often characterized by the use of words such as “believes,” “estimates,” “expects,” “projects,” “may,” “will,” “intends,” “plans,” “should,” “anticipates,” or similar expressions or by discussions of strategy, plans, or intentions. All forward-looking statements in this document are made based on our current expectations, forecasts, estimates, and assumptions and involve risks, uncertainties, and other factors that could cause results or events to differ materially from those expressed in the forward-looking statements. Additional factors that could affect our future results or events are described under Part I, Item 1A “Risk Factors” in our 2019 Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on February 19, 2020 (our “2019 Form 10-K”), Part II, Item IA “Risk Factors” in our Form 10-Q for the quarter ended April 3, 2020 (our “First Quarter 10-Q”), our Form 10-Q for the quarter ended July 3, 2020 (our “Second Quarter 10-Q”), and our Form 10-Q for the quarter ended October 2, 2020 (our “Third Quarter 10-Q”), and from time-to-time in our other SEC reports. Readers are cautioned not to place undue reliance on forward-looking statements. We assume no obligation to update such information, except as may be required by law.

You should carefully consider the trends, risks, and uncertainties described in this document, our 2019 Form 10-K, our First Quarter 10-Q, our Second Quarter 10-Q, our Third Quarter 10-Q, and other reports filed with or furnished to the SEC before making any investment decision with respect to our securities. If any of these trends, risks, or uncertainties actually occurs or continues, our business, financial condition, or operating results could be materially adversely affected, the trading prices of our securities could decline, and you could lose all or part of your investment. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this cautionary statement.

ON SEMICONDUCTOR CORPORATION

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except per share data)

	Quarter Ended			Year Ended
	December 31, 2020	October 2, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Revenue	$1,446.3	$1,317.3	$1,401.8	$5,255.0	$5,517.9
Cost of revenue (exclusive of amortization shown below)	948.7	876.1	916.1	3,539.2	3,544.3

Gross profit	497.6	441.2	485.7	1,715.8	1,973.6
Gross margin	34.4%	33.5%	34.6%	32.7%	35.8%
Operating expenses:
Research and development	159.7	156.1	169.3	642.9	640.9
Selling and marketing	71.0	65.3	75.6	278.7	301.0
General and administrative	62.4	62.2	69.2	258.7	284.0
Litigation settlement	—	—	—	—	169.5
Amortization of acquisition-related intangible assets	29.3	29.6	32.1	120.3	115.2
Restructuring, asset impairments and other charges, net	7.2	9.0	0.6	65.2	28.7
Intangible asset impairment	—	—	—	1.3	1.6

Total operating expenses	329.6	322.2	346.8	1,367.1	1,540.9

Operating income	168.0	119.0	138.9	348.7	432.7

Other income (expense), net:
Interest expense	(41.8)	(42.2)	(42.2)	(168.4)	(148.3)
Interest income	0.6	0.9	2.4	4.9	10.2
Loss on debt refinancing and prepayment	—	—	—	—	(6.2)
Other income (expense)	(6.3)	0.4	(16.4)	(8.6)	(11.8)

Other income (expense), net	(47.5)	(40.9)	(56.2)	(172.1)	(156.1)

Income before income taxes	120.5	78.1	82.7	176.6	276.6
Income tax (provision) benefit	(30.7)	83.1	(25.8)	59.8	(62.7)

Net income	89.8	161.2	56.9	236.4	213.9
Less: Net income attributable to non-controlling interest	(0.8)	(0.6)	(0.4)	(2.2)	(2.2)

Net income attributable to ON Semiconductor Corporation	$89.0	$160.6	$56.5	$234.2	$211.7

Net income per share of common stock attributable to ON Semiconductor Corporation:
Basic	$0.22	$0.39	$0.14	$0.57	$0.52

Diluted	$0.21	$0.38	$0.14	$0.56	$0.51

Weighted average common shares outstanding:
Basic	411.3	410.8	410.8	410.7	410.9

Diluted	431.6	418.3	418.2	418.8	416.0

ON SEMICONDUCTOR CORPORATION

UNAUDITED CONSOLIDATED BALANCE SHEETS

(in millions)

	December 31, 2020	October 2, 2020	December 31, 2019
Assets
Cash and cash equivalents	$1,080.7	$1,654.0	$894.2
Receivables, net	676.0	728.1	705.0
Inventories	1,251.4	1,281.2	1,232.4
Other current assets	182.9	149.3	188.4

Total current assets	3,191.0	3,812.6	3,020.0
Property, plant and equipment, net	2,512.3	2,511.8	2,591.6
Goodwill	1,663.4	1,663.4	1,659.2
Intangible assets, net	469.0	498.2	590.5
Deferred tax assets	419.1	461.6	307.8
Other assets	410.2	306.4	256.4

Total assets	$8,665.0	$9,254.0	$8,425.5

Liabilities, Non-Controlling Interest and Stockholders’ Equity
Accounts payable	$572.9	$534.2	$543.6
Accrued expenses and other current liabilities	576.8	567.3	538.8
Current portion of long-term debt	531.6	701.6	736.0

Total current liabilities	1,681.3	1,803.1	1,818.4
Long-term debt	2,959.7	3,537.6	2,876.5
Deferred tax liabilities	47.5	62.6	60.2
Other long-term liabilities	418.4	403.5	346.3

Total liabilities	5,106.9	5,806.8	5,101.4
ON Semiconductor Corporation stockholders’ equity:
Common stock	5.7	5.7	5.7
Additional paid-in capital	4,133.1	3,877.6	3,809.5
Accumulated other comprehensive loss	(57.6)	(63.4)	(54.3)
Accumulated earnings	1,425.5	1,336.5	1,191.3
Less: Treasury stock, at cost	(1,968.2)	(1,733.0)	(1,650.5)

Total ON Semiconductor Corporation stockholders’ equity	3,538.5	3,423.4	3,301.7
Non-controlling interest	19.6	23.8	22.4

Total stockholders’ equity	3,558.1	3,447.2	3,324.1

Total liabilities and stockholders’ equity	$8,665.0	$9,254.0	$8,425.5

ON SEMICONDUCTOR CORPORATION

UNAUDITED RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA AND

NET CASH PROVIDED BY OPERATING ACTIVITIES

(in millions)

	Quarter Ended			Year Ended
	December 31, 2020	October 2, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Net income	$89.8	$161.2	$56.9	$236.4	$213.9
Adjusted for:
Restructuring, asset impairments and other charges, net	7.2	9.0	0.6	65.2	28.7
Intangible asset impairment	—	—	—	1.3	1.6
Interest expense	41.8	42.2	42.2	168.4	148.3
Interest income	(0.6)	(0.9)	(2.4)	(4.9)	(10.2)
Loss on debt refinancing and prepayment	—	—	—	—	6.2
Litigation settlement	—	—	—	—	169.5
Income tax provision (benefit)	30.7	(83.1)	25.8	(59.8)	62.7
Net income attributable to non-controlling interest	(0.8)	(0.6)	(0.4)	(2.2)	(2.2)
Depreciation and amortization	153.8	156.2	162.0	625.1	593.1
Amortization of fair market value step-up of inventory	—	—	—	—	19.6
Actuarial losses on pension plans and other pension benefits	4.0	—	15.6	4.0	15.6
Third party acquisition and divestiture related costs	0.7	—	0.5	1.0	11.3
Indemnification gain	—	—	—	—	(7.8)

Adjusted EBITDA	326.6	284.0	300.8	1,034.5	1,250.3

Increase (decrease):
Restructuring, asset impairments and other charges, net	(7.2)	(9.0)	(0.6)	(65.2)	(28.7)
Interest expense	(41.8)	(42.2)	(42.2)	(168.4)	(148.3)
Interest income	0.6	0.9	2.4	4.9	10.2
Litigation settlement	—	—	—	—	(169.5)
Income tax (provision) benefit	(30.7)	83.1	(25.8)	59.8	(62.7)
Net income attributable to non-controlling interest	0.8	0.6	0.4	2.2	2.2
Amortization of fair market value step-up of inventory	—	—	—	—	(19.6)
Actuarial losses on pension plans and other pension benefits	(4.0)	—	(15.6)	(4.0)	(15.6)
Third party acquisition and divestiture related costs	(0.7)	—	(0.5)	(1.0)	(11.3)
Indemnification gain	—	—	—	—	7.8
Loss (gain) on sale or disposal of fixed assets	(1.4)	1.1	1.4	(3.2)	1.9
Amortization of debt discount and issuance costs	3.0	3.1	3.1	12.1	13.0
Share-based compensation	16.5	17.5	17.7	67.7	79.4
Non-cash interest on convertible notes	8.8	10.1	9.9	38.2	37.8
Non-cash asset impairment charges	3.3	7.0	0.5	17.5	3.4
Change in deferred taxes	26.6	(136.8)	0.4	(122.5)	11.2
Other	5.2	3.5	1.4	10.5	(0.1)
Changes in assets and liabilities	94.8	(59.5)	(161.6)	1.2	(266.7)

Net cash provided by operating activities	$400.4	$163.4	$91.7	$884.3	$694.7

Cash flows from investing activities:
Purchase of property, plant and equipment	$(116.4)	$(61.6)	$(112.4)	$(383.6)	$(534.6)
Proceeds from sale of property, plant and equipment	4.8	0.6	0.4	6.3	1.9

ON SEMICONDUCTOR CORPORATION

UNAUDITED RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA AND

NET CASH PROVIDED BY OPERATING ACTIVITIES (Continued)

(in millions)

	Quarter Ended			Year Ended
	December 31, 2020	October 2, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Deposits utilized (made) for purchases of property, plant and equipment	(0.1)	1.8	4.8	2.2	4.6
Purchase of business, net of cash acquired	—	—	—	(4.5)	(888.0)
Purchase of license and deposit made for manufacturing facility	(100.0)	—	—	(100.0)	(100.0)
Settlement of purchase price from prior acquisition	—	—	—	26.0	—
Proceeds from divestiture and escrow release	—	—	0.2	—	5.2

Net cash used in investing activities	$(211.7)	$(59.2)	$(107.0)	$(453.6)	$(1,510.9)

Cash flows from financing activities:
Proceeds for the issuance of common stock under the employee stock purchase plan	$5.8	$6.4	$6.6	$23.6	$26.2
Proceeds from exercise of stock options	—	—	0.4	—	1.7
Payment of tax withholding for restricted stock units	(2.9)	(0.5)	(1.9)	(20.0)	(33.5)
Repurchase of common stock	—	—	—	(65.4)	(139.0)
Issuance and borrowings under debt agreements	—	693.0	—	1,858.0	1,404.8
Payments of debt issuance and other financing costs	(0.2)	(2.2)	(2.1)	(2.4)	(24.0)
Repayment of borrowings under debt agreements	(759.3)	(1,204.3)	(14.3)	(2,023.9)	(594.4)
Payments related to prior acquisition	(0.6)	(2.8)	(5.2)	(8.9)	(5.2)
Release of escrow related to prior acquisition	—	—	—	—	(10.4)
Payment of finance lease obligations	—	—	(0.2)	—	(0.8)
Dividend to non-controlling shareholder	(5.0)	—	(2.3)	(5.0)	(2.3)

Net cash provided by (used in) financing activities	$(762.2)	$(510.4)	$(19.0)	$(244.0)	$623.1

Effect of exchange rate changes on cash, cash equivalents and restricted cash	$0.2	$0.3	$(0.2)	$0.6	$0.2

Net increase (decrease) in cash, cash equivalents and restricted cash	$(573.3)	$(405.9)	$(34.5)	$187.3	$(192.9)

Cash, cash equivalents and restricted cash, beginning of period	$1,654.8	$2,060.7	$928.7	$894.2	$1,087.1

Cash, cash equivalents and restricted cash, end of period	$1,081.5	$1,654.8	$894.2	$1,081.5	$894.2

ON SEMICONDUCTOR CORPORATION

RECONCILIATION OF GAAP VERSUS NON-GAAP DISCLOSURES

(in millions, except per share and percentage data)

		Quarter Ended			Year Ended
		December 31, 2020	October 2, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Reconciliation of GAAP gross profit to non-GAAP gross profit:
GAAP gross profit		$497.6	$441.2	$485.7	$1,715.8	$1,973.6

Special items:
a)	Amortization of fair market value step-up of inventory	—	—	—	—	19.6

	Total special items	—	—	—	—	19.6

Non-GAAP gross profit		$497.6	$441.2	$485.7	$1,715.8	$1,993.2

Reconciliation of GAAP gross margin to non-GAAP gross margin:
GAAP gross margin		34.4%	33.5%	34.6%	32.7%	35.8%

Special items:
a)	Amortization of fair market value step-up of inventory	—%	—%	—%	—%	0.4%

	Total special items	—%	—%	—%	—%	0.4%

Non-GAAP gross margin		34.4%	33.5%	34.6%	32.7%	36.1%

Reconciliation of GAAP operating expenses to non-GAAP operating expenses:
GAAP operating expenses		$329.6	$322.2	$346.8	$1,367.1	$1,540.9

Special items:
a)	Amortization of acquisition-related intangible assets	(29.3)	(29.6)	(32.1)	(120.3)	(115.2)
b)	Restructuring, asset impairments and other charges, net	(7.2)	(9.0)	(0.6)	(65.2)	(28.7)
c)	Intangible asset impairment	—	—	—	(1.3)	(1.6)
d)	Third party acquisition and divestiture related costs	(0.7)	—	(0.5)	(1.0)	(11.3)
e)	Litigation settlement	—	—	—	—	(169.5)

	Total special items	(37.2)	(38.6)	(33.2)	(187.8)	(326.3)

Non-GAAP operating expenses		$292.4	$283.6	$313.6	$1,179.3	$1,214.6

Reconciliation of GAAP operating income to non-GAAP operating income:
GAAP operating income		$168.0	$119.0	$138.9	$348.7	$432.7

Special items:
a)	Amortization of fair market value step-up of inventory	—	—	—	—	19.6
b)	Amortization of acquisition-related intangible assets	29.3	29.6	32.1	120.3	115.2
c)	Restructuring, asset impairments and other charges, net	7.2	9.0	0.6	65.2	28.7
d)	Intangible asset impairment	—	—	—	1.3	1.6
e)	Third party acquisition and divestiture related costs	0.7	—	0.5	1.0	11.3
f)	Litigation settlement	—	—	—	—	169.5

	Total special items	37.2	38.6	33.2	187.8	345.9

Non-GAAP operating income		$205.2	$157.6	$172.1	$536.5	$778.6

Reconciliation of GAAP operating margin to non-GAAP operating margin (operating income / revenue):
GAAP operating margin		11.6%	9.0%	9.9%	6.6%	7.8%

Special items:
a)	Amortization of fair market value step-up of inventory	—%	—%	—%	—%	0.4%

ON SEMICONDUCTOR CORPORATION

RECONCILIATION OF GAAP VERSUS NON-GAAP DISCLOSURES (Continued)

(in millions, except per share and percentage data)

		Quarter Ended			Year Ended
		December 31, 2020	October 2, 2020	December 31, 2019	December 31, 2020	December 31, 2019
b)	Amortization of acquisition-related intangible assets	2.0%	2.2%	2.3%	2.3%	2.1%
c)	Restructuring, asset impairments and other charges, net	0.5%	0.7%	—%	1.2%	0.5%
d)	Intangible asset impairment	—%	—%	—%	—%	—%
e)	Third party acquisition and divestiture related costs	—%	—%	—%	—%	0.2%
f)	Litigation settlement	—%	—%	—%	—%	3.1%

	Total special items	2.6%	3.0%	2.4%	3.6%	6.3%

Non-GAAP operating margin		14.2%	12.0%	12.3%	10.2%	14.1%

Reconciliation of GAAP income before income taxes to non-GAAP income before income taxes:
GAAP income before income taxes		$120.5	$78.1	$82.7	$176.6	$276.6

Special items:
a)	Amortization of fair market value step-up of inventory	—	—	—	—	19.6
b)	Amortization of acquisition-related intangible assets	29.3	29.6	32.1	120.3	115.2
c)	Restructuring, asset impairments and other charges, net	7.2	9.0	0.6	65.2	28.7
d)	Intangible asset impairment	—	—	—	1.3	1.6
e)	Third party acquisition and divestiture related costs	0.7	—	0.5	1.0	11.3
f)	Litigation settlement	—	—	—	—	169.5
g)	Actuarial losses on pension plans and other pension benefits	4.0	—	15.6	4.0	15.6
h)	Loss on debt refinancing and prepayment	—	—	—	—	6.2
i)	Non-cash interest on convertible notes	8.8	10.1	9.9	38.2	37.8
j)	Indemnification gain	—	—	—	—	(7.8)

	Total special items	50.0	48.7	58.7	230.0	397.7

Non-GAAP income before income taxes		$170.5	$126.8	$141.4	$406.6	$674.3

Reconciliation of GAAP net income attributable to ON Semiconductor Corporation to non-GAAP net income attributable to ON Semiconductor Corporation:
GAAP net income attributable to ON Semiconductor Corporation		$89.0	$160.6	$56.5	$234.2	$211.7

Special items:
a)	Amortization of fair market value step-up of inventory	—	—	—	—	19.6
b)	Amortization of acquisition-related intangible assets	29.3	29.6	32.1	120.3	115.2
c)	Restructuring, asset impairments and other charges, net	7.2	9.0	0.6	65.2	28.7
d)	Intangible asset impairment	—	—	—	1.3	1.6
e)	Third party acquisition and divestiture related costs	0.7	—	0.5	1.0	11.3
f)	Litigation settlement	—	—	—	—	169.5
g)	Actuarial losses on pension plans and other pension benefits	4.0	—	15.6	4.0	15.6
h)	Loss on debt refinancing and prepayment	—	—	—	—	6.2
i)	Non-cash interest on convertible notes	8.8	10.1	9.9	38.2	37.8
j)	Indemnification gain	—	—	—	—	(7.8)
k)	Adjustment of income taxes	8.1	(97.5)	9.1	(112.3)	3.7

	Total special items	58.1	(48.8)	67.8	117.7	401.4

ON SEMICONDUCTOR CORPORATION

RECONCILIATION OF GAAP VERSUS NON-GAAP DISCLOSURES (Continued)

(in millions, except per share and percentage data)

	Quarter Ended			Year Ended
	December 31, 2020	October 2, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Non-GAAP net income attributable to ON Semiconductor Corporation	$147.1	$111.8	$124.3	$351.9	$613.1

Adjustment of income taxes:
Tax adjustment for Special items (1)	$(10.5)	$(10.2)	$(12.3)	$(48.3)	$(83.5)
Impact of Domestication of non-U.S. IP and related (2)	(2.1)	(110.3)	—	(112.4)	—
Other non-GAAP tax adjustment (3)	20.7	23.0	21.4	48.4	83.2
Tax indemnified by third parties	—	—	—	—	4.0

Total adjustment of income taxes	$8.1	$(97.5)	$9.1	$(112.3)	$3.7

(1)	Tax impact of non-GAAP Special items (a-l), calculated using the federal statutory rate of 21% for all periods presented.
(2)

The Company simplified its corporate structure by repatriating the economic rights of its non-U.S. intellectual property to the United States via domestication of certain foreign subsidiaries (the “Domestication”). The Domestication resulted in a benefit from recognizing certain deferred tax assets, net of deferred tax liabilities, of $62.9 million. Additionally, the Domestication caused the Company to reassess the full valuation allowance recorded against its U.S. state deferred tax assets. As a result, the Company released approximately $49.5 million of its valuation allowance recorded against its U.S. state deferred tax assets.

(3)

The income tax adjustment primarily represents the use of the net operating loss, non-cash impact of not asserting indefinite reinvestment on earnings of our foreign subsidiaries, deferred tax expense not affecting taxes payable, and non-cash expense (benefit) related to uncertain tax positions.

	Reconciliation of GAAP diluted shares outstanding to non-GAAP diluted shares outstanding:
	GAAP diluted shares outstanding	431.6	418.3	418.2	418.8	416.0

	Special items:
a)	Less: dilutive shares attributable to convertible notes	(14.8)	(5.7)	(5.1)	(5.5)	(3.2)

	Total special items	(14.8)	(5.7)	(5.1)	(5.5)	(3.2)

	Non-GAAP diluted shares outstanding	416.8	412.6	413.1	413.3	412.8

Non-GAAP diluted earnings per share:
	Non-GAAP net income attributable to ON Semiconductor Corporation	$147.1	$111.8	$124.3	$351.9	$613.1
	Non-GAAP diluted shares outstanding	416.8	412.6	413.1	413.3	412.8

	Non-GAAP diluted earnings per share	$0.35	$0.27	$0.30	$0.85	$1.49

	Reconciliation of net cash provided by operating activities to free cash flow:
	Net cash provided by operating activities	$400.4	$163.4	$91.7	$884.3	$694.7
	Special items:
a)	Purchase of property, plant and equipment	(116.4)	(61.6)	(112.4)	(383.6)	(534.6)

	Total special items	(116.4)	(61.6)	(112.4)	(383.6)	(534.6)

	Free cash flow	$284.0	$101.8	$(20.7)	$500.7	$160.1

Certain of the amounts in the above tables may not total due to rounding of individual amounts.

Total share-based compensation related to the Company’s restricted stock units, stock grant awards, and employee stock purchase plan is included below.

	Quarter Ended			Year Ended
	December 31, 2020	October 2, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Cost of revenue	$3.0	$3.1	$2.9	$11.5	$10.6
Research and development	5.0	4.8	4.6	18.2	17.0
Selling and marketing	3.4	3.4	3.7	12.9	14.8
General and administrative	5.1	6.2	6.5	25.1	37.0

Total share-based compensation	$16.5	$17.5	$17.7	$67.7	$79.4

NON-GAAP MEASURES

To supplement the consolidated financial results prepared in accordance with GAAP, ON Semiconductor uses certain non-GAAP measures, which are adjusted from the most directly comparable GAAP measures to exclude items related to the amortization of intangible assets, amortization of acquisition-related intangibles, expensing of appraised inventory fair market value step-up, inventory valuation adjustments, purchased in-process research and development expenses, restructuring, asset impairments and other, net, goodwill impairment charges, gains and losses on debt prepayment, non-cash interest expense, actuarial (gains) losses on pension plans and other pension benefits, third party acquisition and divestiture related costs, tax impact of these items, and certain other non-recurring items, as necessary. Management does not consider the effects of these items in evaluating the core operational activities of ON Semiconductor. Management uses these non-GAAP measures internally to make strategic decisions, forecast future results, and evaluate ON Semiconductor’s current performance. In addition, the Company believes that most analysts covering ON Semiconductor use the non-GAAP measures to evaluate ON Semiconductor’s performance. Given management’s and other relevant use of these non-GAAP measures, ON Semiconductor believes these measures are important to investors in understanding ON Semiconductor’s current and future operating results as seen through the eyes of management. In addition, management believes these non-GAAP measures are useful to investors in enabling them to better assess changes in ON Semiconductor’s core business across different time periods. These non-GAAP measures are not prepared in accordance with, and should not be considered alternatives or necessarily superior to, GAAP financial data and may be different from non-GAAP measures used by other companies. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures, even if they have similar names.

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP financial measure that represents net income before interest expense, interest income, provision for income taxes, depreciation, and amortization expense and special items. We use the adjusted EBITDA measure for internal managerial evaluation purposes, as a means to evaluate period-to-period comparisons and as a performance metric for the vesting and release of certain of our performance-based equity awards. SEC Regulation G and other federal securities laws regulate the use of financial measures that are not prepared in accordance with GAAP. We believe this measure provides important supplemental information to investors. However, we do not, and you should not, rely on non-GAAP financial measures alone as measures of our performance.

Non-GAAP Revenue

The use of non-GAAP revenue allows management to evaluate, among other things, the revenue from the Company’s core businesses and trends across different reporting periods on a consistent basis, independent of special items. In addition, non-GAAP revenue is an important component of management’s internal performance measurement and incentive and reward process as it is used to assess the current and historical financial results of the business and for strategic decision making, preparing budgets, obtaining targets and forecasting future results. Management presents this non-GAAP financial measure to enable investors and analysts to evaluate the Company’s revenue generation performance relative to the direct costs of operations of ON Semiconductor’s core businesses.

Non-GAAP Gross Profit and Gross Margin

The use of non-GAAP gross profit and gross margin allows management to evaluate, among other things, the gross margin and gross profit of the Company’s core businesses and trends across different reporting periods on a consistent basis, independent of non-cash items including, generally speaking, expensing of appraised inventory fair market value step-up and the impact from the change in revenue recognition on distributor sales. In addition, it is an important component of management’s internal performance measurement and incentive and reward process as it is used to assess the current and historical financial results of the business and for strategic decision making, preparing budgets, obtaining targets, and forecasting future results. Management presents this non-GAAP financial measure to enable investors and analysts to evaluate our revenue generation performance relative to the direct costs of revenue of ON Semiconductor’s core businesses.

Non-GAAP Operating Income and Operating Margin

The use of non-GAAP operating income and operating margin allows management to evaluate, among other things, the operating margin and operating income of the Company’s core businesses and trends across different reporting periods on a consistent basis, independent of non-cash items including, generally speaking, expensing of appraised inventory fair market value step-up, the impact from the change in revenue recognition on distributor sales, amortization and impairments of intangible assets, third party acquisition and divestiture related costs, restructuring charges, and certain other special items as necessary. In addition, it is an important component of management’s internal performance measurement and incentive and reward process as it is used to assess the current and historical financial results of the business and for strategic decision making, preparing budgets, obtaining targets, and forecasting future results. Management presents this non-GAAP financial measure to enable investors and analysts to evaluate our revenue generation performance relative to the direct costs of operations of ON Semiconductor’s core businesses.

Non-GAAP Net Income Attributable to ON Semiconductor and Non-GAAP Diluted Earnings Per Share

The use of non-GAAP net income attributable to ON Semiconductor and non-GAAP diluted earnings per share allows management to evaluate the operating results of ON Semiconductor’s core businesses and trends across different reporting periods on a consistent basis, independent of non-cash items including, generally, the amortization and impairments of intangible assets, expensing of appraised inventory fair market value step-up, the impact from the change in revenue recognition on distributor sales, restructuring, gains and losses on debt prepayment, non-cash interest expense, actuarial (gains) losses on pension plans and other pension benefits, third party acquisition and divestiture related costs, tax indemnification by third parties, tax impact of these items and other non-GAAP adjustments, and certain other

NON-GAAP MEASURES (Continued)

special items, as necessary. In addition, these items are important components of management’s internal performance measurement and incentive and reward process, as they are used to assess the current and historical financial results of the business and for strategic decision making, preparing budgets, setting targets, and forecasting future results. Management presents these non-GAAP financial measures to enable investors and analysts to understand the results of operations of ON Semiconductor’s core businesses and, to the extent comparable, to compare our results of operations on a more consistent basis against that of other companies in our industry.

Free Cash Flow

The use of free cash flow allows management to evaluate, among other things, the ability of the Company to make interest or principal payments on its debt. Free cash flow is defined as the difference between cash flow from operating activities and capital expenditures disclosed under investing activities in the consolidated statement of cash flows. Free cash flow is not an alternate to cash flow from operating activities as a measure of liquidity. It is an important component of management’s internal performance measurement and incentive and reward process as it is used to assess the current and historical financial results of the business and for strategic decision making, preparing budgets, obtaining targets, and forecasting future results. Management presents this non-GAAP financial measure to enable investors and analysts to evaluate our revenue generation performance relative to the direct costs of operations of ON Semiconductor’s core businesses.

Non-GAAP Diluted Share Count

The use of non-GAAP diluted share count allows management to evaluate, among other things, the potential dilution due to the outstanding stock options and restricted stock units excluding the dilution from the convertible notes that is covered by hedging activity up to a certain threshold. In periods in which the quarterly average stock price per share exceeds $25.96, the non-GAAP diluted shares outstanding and non-GAAP net income per share include the impact of the Company’s warrants issued concurrently with our 1.00% convertible notes. In periods when the quarterly average stock price per share exceeds $20.72, the non-GAAP diluted shares outstanding and non-GAAP net income per share include the impact of the Company’s hedge transactions issued concurrently with the 1.625% convertible notes. At an average stock price per share between $20.72 and $30.70, the hedging activity offsets the potentially dilutive effect of the 1.625% convertible notes.